Exhibit 8.1

Subsidiaries of Global-E Online Ltd.

Legal Name of Subsidiary	Jurisdiction of Organization

Global-e Online Pte Ltd.

Globale UK Limited

Crossborder Global apparel and equipment trading L.L.C

Global-e Middle East FZCO Dubai Branch

Global-e Middle East FZCO (DAFZA)

E Commerce Globale Middle East FZCO

Global-e Canada e-commerce Ltd.

Global-e CH AG

Global-e NL B.V.

Global-e Japan KK

Global-e France SAS

Olami E-commerce Solutions Ireland Limited

Global-e Australia Pty. Ltd.

Global-e Spain S.L.

Global-e HK Limited

Global-e (Beijing) Technology Co. Ltd.

Global-e US Inc.

Global-e Panama Inc.

Global-e Solutions Ltd.

Global-e South Africa (PTY) Ltd.

Flow Commerce Inc.

Flow Commerce Limited

Flow Commerce Australia Pty Ltd.

Singapore

England

United Arab Emirates

United Arab Emirates, Jebel Ali Free Zone

United Arab Emirates, Dubai Airport Free Zone

United Arab Emirates, Dubai Commercity Free Zone

Canada

Switzerland

The Netherlands

Japan

France

Ireland

Australia

Spain

Hong Kong

China

Delaware, United States

Panama, Colon Free Zone

Israel

South Africa

Delaware, United States

Ireland

Australia

Flow Commerce Canada Inc. Flow Trading Shanghai Company Limited Flow Commerce UK LTD	Canada China England